UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2015

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
37-1454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, Park City Group, Inc. (the "Company") announced the appointment of Todd Mitchell as the Company's Chief Financial Officer, effective immediately. A copy of the press release announcing Mr. Mitchell's appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to his appointment, Mr. Mitchell served as a Senior Analyst and the Director of Research for Brean Capital, LLC. From March 2005 until joining Brean Capital (formerly Brean Murray, Carret & Co.) in June 2011, Mr. Mitchell was a Senior Analyst with Kaufman Bros., L.P. Mr. Mitchell holds a B.A. in Political Science from Vassar College, and a MBA/MA in International Finance and Economics from The George Washington University School of Business.

In connection with Mr. Mitchell's appointment, the Company and Mr. Mitchell entered into a two-year employment agreement (the "Employment Agreement"), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Under the terms of the Employment Agreement, Mr. Mitchell will receive an annual base salary of $225,000, and 43,144 restricted shares of the Company's common stock, par value $0.01 per share (the "Incentive Shares"), which Incentive Shares are subject to vesting conditions set forth in the Employment Agreement.

There are no relationships or related party transactions between the Company or any of its executive officers or directors and Mr. Mitchell that would require disclosure under Item 401(d) or 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Mitchell's appointment.

Concurrently with Mr. Mitchell's appointment, Ed Clissold resigned from his position as the Company's Chief Financial Officer. Mr. Clissold will continue to serve as the Company's General Counsel and Corporate Secretary.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The description of the Employment Agreement is qualified, in its entirety, by reference to the full text of the Employment Agreement, a copy of which is attached here to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   September 30, 2015
By:	/s/ Randall Fields

Name: Randall Fields
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Mitchell Employment Agreement
EX-99.1	Mitchell Press Release